UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2023

DAKOTA GOLD CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-41349	85-3475290
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

106 Glendale Drive, Suite A,
 Lead, South Dakota, United States 57754
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (605) 906-8363

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DC	NYSE American LLC
Warrants, each warrant exercisable for one share of the Registrant's common stock at an exercise price of $2.08	DC.WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 20, 2023, Dakota Gold Corp.'s (the "Company") wholly-owned subsidiary DTRC LLC, entered into a second amendment (the "Amendment Agreement") to the option agreement (the "Option Agreement") for purchase and sale of real property dated September 7, 2021 as amended on September 30, 2021, to acquire certain of Homestake Mining Company of California's surface rights and residual facilities in the Homestake District in South Dakota.

Under the terms of the Amendment Agreement, the term of the Option Agreement was extended from September 7, 2024 to March 7, 2026.

Item 7.01. Regulation FD Disclosure.

A copy of the Company's press release announcing the Amendment Agreement is attached as Exhibit 99.1 to this report.

The information furnished under this Item 7.01, including the press release, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Second Amendment to Option Agreement for Purchase and Sale of Real Property dated November 20, 2023 between Homestake Mining Company of California and DTRC LLC.
99.1	Press Release, dated November 20, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAKOTA GOLD CORP.

/s/ Shawn Campbell
Name: Shawn Campbell
Title: Chief Financial Officer

Date:  November 22, 2023